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                                                                    EXHIBIT 4.11


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAW, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF REGISTRATION THEREUNDER OR AN EXEMPTION THEREFROM.

                                     WARRANT

                           To Purchase Common Stock of

                           EDGE TECHNOLOGY GROUP, INC.

     1. Issuance. This Warrant, dated as of April 1, 2002 (the "Issuance Date"),
        --------
is issued to______________________________ by Edge Technology Group, Inc., a Delaware corporation (hereinafter with its successors called the "Company"). The term Warrant as used herein shall include this Warrant and any warrants delivered in substitution or exchange herefor or therefor as provided herein.

     2. Exercise of Warrant.
        -------------------

          (a) Exercise Price; Number of Shares. This Warrant represents the -------------------------------- right to purchase from the Company
     __________________________________________________ (_______) shares (the
     "Warrant Shares") of the Company's common stock, $0.01 par value ("Common Stock") at an initial exercise price of One Dollar and Fifteen Cents ($1.15) per share (the "Exercise Price"). Until such time as this Warrant is exercised in full or expires, the Exercise Price and the Warrant Shares are subject to adjustments pursuant to the procedures described in Section below.

          (b) Exercise Procedure. Subject to the terms and conditions of this
              ------------------
     Warrant, the registered holder of this Warrant (the "Holder"), is entitled to exercise this Warrant during the Exercise Period, in whole or in part, upon surrender of this Warrant together with payment of the Exercise Price and delivery of the subscription form (as annexed hereto, the "Subscription Form") duly executed, to be presented at the office of the Company, 6611 Hillcrest, No. 223, Dallas, Texas 75205, or such other office in the United States as the Company shall notify the Holder of in writing.

          (c) Exercise Period. This Warrant may be exercised at any time after
              ---------------
     the second anniversary of the Issuance Date until the earlier of (i) the fourth anniversary of the Issuance Date or (ii) the date of a Deemed Liquidation, as defined below (the "Exercise Period"); provided, however,
                                                            --------  -------
     that the Company shall not effect a Deemed Liquidation without compliance with the provisions of Section 2(d) below.

          (d) Deemed Liquidation. For purposes of this Warrant, a "Deemed
              ------------------
     Liquidation" shall mean (i) any liquidation, dissolution or winding up of the Company, (ii) any sale, conveyance or disposition of all or substantially all of its property or business, (iii) any merger or consolidation with any other corporation (other than a wholly owned subsidiary corporation) or (iv) any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company



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     will not,immediately after such acquisition or transaction be held by the
     Company's stockholders of record as constituted immediately prior to such acquisition or transaction, provided that a merger effected exclusively for
                                 --------
     the purpose of changing the domicile of the Company shall not constitute be a Deemed Liquidation.

               (i) Notice of Transaction. The Company shall give each Holder written notice of a Deemed Liquidation (a "Notice of Liquidation
                                                     ---------------------
          Event") not later than ten (10) days prior to the stockholders'
          -----
          meeting called to approve such transaction, or ten (10) days prior to the closing of such transaction, whichever is earlier, and shall also notify the Holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2(d), and the Company shall thereafter give such Holders prompt notice of any material changes. The transaction shall in no event take place sooner than ten (10) days after the Company has given the first notice provided for herein or sooner than five (5) days after the Company has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of all of the Holders.

               (ii) Effect of Noncompliance. In the event the requirements of this Section 2(d) are not complied with, the Company shall forthwith either cause the closing of the transaction to be postponed until such requirements have been complied with, or cancel such transaction.

               (iii) Election to Exercise. Upon receipt of a Notice of Liquidation Event, each Holder shall have the right to elect to exercise this Warrant, in whole or in part, as provided for in this
          Section 2, notwithstanding the prohibition on exercise prior to the second anniversary of the Issuance Date set forth in Section 2(c) above.

     3. Payment of Exercise Price. The Holder may make payment of the Exercise
        --------------------------
Price in cash or by certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to the account of the Company.

     4. Cashless Exercise of Warrants.
        -----------------------------

          (a) Notwithstanding the provisions of Section 3 above, if the Fair Market Value is greater than the Exercise Price (at the date of calculation, as set forth below), in lieu of exercising the Warrant as permitted in Section 2.1(b), the Holder may elect to receive shares of Common Stock equal to the value (as determined below) of the Warrants (or the portion thereof being canceled) by surrender of the Warrant, together with the Subscription Form duly executed, to the Company at its office referred to in Section 2(b) hereof, in which event the Company shall issue to the Holder that number of shares of Common Stock computed using the following formula:

                              CS = WCS x (FMV - EP)
                                   ----------------

Warrant - Page 2

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                                      FMV

     Where

               CS equals the number of shares of Common Stock to be issued to the holder of the Warrant

               WCS equals the number of shares of Common Stock purchasable under the Warrants being exercised (at the date of such calculation)

               FMV equals the Fair Market Value of one share of the Common Stock (at the date of such calculation)

               EP equals the Exercise Price (as adjusted to the date of such calculation).

          (b) For purposes of Rule 144 under the Securities Act, 17 C.F.R. ss. 230.144, the parties hereto agree that the exercise of any Warrants in accordance with this Section 2.2 shall be deemed to be a conversion of such Warrants, pursuant to the terms of this Agreement and the Warrants, into Common Stock.

          (c) For purposes of this Section 4, "Fair Market Value" shall mean with respect to every share of Common Stock on any date in question (i) the average of the closing bid prices per share of the Common Stock for the previous fifteen (15) consecutive trading days (A) on the principal securities exchange or trading market where the Common Stock is listed or traded or, if the foregoing does not apply, (B) in the over-the-counter market on the electronic bulletin board for the Common Stock or (ii), if, and only if, no trading price is reported for the Common Stock, then its Fair Market Value shall be as determined, in good faith by the board of directors of the Company. If the Holder shall object in writing within 5 days of notification of the determination of the Company's board of directors, then the Fair Market Value shall be determined by an investment banking firm or appraisal firm (which firm shall own no securities of, and shall not be an affiliate, subsidiary or a related person of, the Company or any Holder) of recognized national standing retained by the Company and acceptable to the Holder.

     5. Partial Exercise. This Warrant may be exercised in part, and the Holder
        -----------------
shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of Warrant Shares in respect of which this Warrant shall not have been exercised.

     6. Issuance Date. The person or persons in whose name or names any
        -------------
certificate representing Warrant Shares is issued hereunder shall be deemed to have become the holders of record of such shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed. As soon as practicable after the exercise of this Warrant, the Company at its expense (including the payment of any applicable taxes) will use its best lawful efforts to cause the Company's transfer agent to issue and deliver to Holder a certificate for the number of fully paid nonassessable shares of Common Stock to which such Holder is entitled.

Warrant - Page 3



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     7. Reserved Shares; Valid Issuance. The Company covenants that it will
        -------------------------------
reserve and keep available at all times from and after the date hereof such number of its authorized shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

     8. Adjustment Provision.
        --------------------

          (a) Subdivisions, Split-ups, Combinations and Stock Dividends. If
              ---------------------------------------------------------
     after the Issuance Date the Company shall subdivide the Common Stock, by split up or otherwise, or combine such shares, or issue additional shares in payment of a stock dividend on such shares, the number of shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Exercise Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

          (b) Reclassifications. If after the Issuance Date there shall be any
              -----------------
     reclassification, capital reorganization or change of the Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 7(a) hereof), then, as a condition of such reclassification, reorganization or change, lawful provisions shall be made, and duly executed documents evidencing the same from the Company shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization or change, by holders of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such reclassification, reorganization or change, and in such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Exercise Price and the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof.

     9. Fractional Shares. In no event shall any fractional share of Common
        ------------------
Stock be issued upon any exercise of this Warrant and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share.

     10. Certificate of Adjustment. Whenever the Exercise Price or the number of
         -------------------------
shares issuable hereunder is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company's Chief Financial Officer setting forth the number of shares issuable hereunder and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Warrant - Page 4

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     11. Notices of Record Date. In the event of:
         ----------------------

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

          (b) any reclassification of the capital stock of the Company, capital reorganization of the Company, or

          (c) any transaction which would constitute a Deemed Liquidation,

     then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reclassification, reorganization, conveyance or Deemed Liquidation is to take place, and the time, if any is to be fixed, as of which the holders of record in respect of such event are to be determined. Such notice shall be mailed at least ten (10) days prior to the date specified in such notice on which any such action is to be taken.

     12. Amendment. The terms of this Warrant may be amended, modified or waived
         ---------
only with the written consent of the Company and the Holder.

     13. Warrant Register; Transfers.
         ---------------------------

          (a) The Company will maintain a register containing the names and addresses of the registered holders of the Warrants. The Holder may change his or its address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at his or its address as shown on the warrant register.

          (b) Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the Warrant Shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed by the Holder for transfer with respect to a portion of the Warrant Shares purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.


Warrant - Page 5


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          (c) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company.

     14. No Impairment. The Company will not, by amendment of its Charter or
         -------------
by-laws or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

     15. Governing Law. The provisions and terms of this Warrant shall be
         -------------
governed by and construed in accordance with the internal laws of State of Texas, without giving effect to principles of conflicts law.

     16. Successors and Assigns. This Warrant shall be binding upon the
         ----------------------
Company's successors and assigns and shall inure to the benefit of each of the Holder's successors, legal representatives and permitted assigns.

                            [signature page follows]

Warrant - Page 6


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     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as an instrument under seal by its duly authorized officer as of the date first above written.

                                       EDGE TECHNOLOGY GROUP, INC.

                                       By: ----------------------------------
                                           Graham C. Beachum II
                                           President and Chief Executive Officer

Attest:



---------------------------------
David N. Pilotte, Secretary

Warrant - Page 7

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                                  Subscription

Date:___________

         The undersigned hereby subscribes for:

         _______ shares of Common Stock covered by this Warrant.

The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

                                            ------------------------------------
                                            Signature


                                            ------------------------------------
                                            Name for Registration


                                            ------------------------------------
                                            Mailing Address



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                                   Assignment

          For value received _______________hereby sells, assigns and transfers unto ---------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of Assignee

the within Warrant, and does hereby irrevocably constitute and appoint

________________its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution in the premises.

Dated:
      ------------------------------

                                         ---------------------------------------

In the Presence of:

------------------------------------